January 13, 1995




Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549


Re:     JMB INCOME PROPERTIES, LTD. - X
        Commission File No. 0-12140
        Form 8-K

Gentlemen:

Transmitted, for the above-captioned registrant, is the electronically filed executed copy of registrant's current report on Form 8K dated January 13, 1995.

Thank you.

Very truly yours,

JMB INCOME PROPERTIES, LTD. - X

BY:     JMB Realty Corporation
        (Managing General Partner)



        By: C. SCOTT NELSON
            ________________________________
            C. Scott Nelson, Vice President
            Accounting Officer

CSN:sf
Enclosures



                  SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549




                               FORM 8-K



                            CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934



 Date of Report (Date of earliest event reported):  December 29, 1994




                    JMB INCOME PROPERTIES, LTD. - X
        ------------------------------------------------------
        (Exact name of registrant as specified in its charter)




     Illinois                   0-12140                 36-3235999
- -------------------         --------------         --------------------
(State or other)              (Commission          (IRS Employer
 Jurisdiction of             File Number)           Identification No.)
 Organization



         900 N. Michigan Avenue, Chicago, Illinois  60611-1575
         -----------------------------------------------------
                (Address of principal executive office)




Registrant's telephone number, including area code:  (312) 915-1987
  -------------------------------------------------------------------

                           COLLIN CREEK MALL

                              Plano Texas
                          -------------------



ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.  On December 29, 1994 JMB
Income Properties Limited - X ("The Partnership") sold the land, building, related improvements and personal property of the Collin Creek Mall ("Collin") located in Plano, Texas. The Purchaser, Collin Creek Mall Limited
Partnership, a Texas limited partnership, is not affiliated with the Partnership or its General Partners and the sale price was determined by arm's
- - length negotiations. Collin is a 1,122,000 square feet two - level enclosed regional shopping center of which the Partnership owns approximately 332,000 square feet of mall space. Department stores at the shopping center include Foley's (197,000 square feet), Dillards (176,000 square feet), Sears (162,000 square feet), J C Penny (157,000 square feet) and Mervyn's (98,000 square feet), each of which owns its own store. At the time of the sale, the property was approximately 97% occupied.

     The purchase price of the land, building, related improvements and personal property was $108,000,000 (before closing costs and prorations) which was paid in cash at closing. The Partnership used a portion of the proceeds to repay in full the existing first mortgage note of approximately $24,546,000 plus related accrued interest.

     The Partnership Agreement provides that the General Partners shall receive as a distribution from the sale of a real property by the Partnership 3% of the selling price and any deferrals of their 10% distribution of disburseable cash from the Partnership's operations, subject to certain limitations. Any remaining proceeds (net after expenses and retained working capital) will be distributed 85% to the Limited Partners and 15% to the General Partners. However, prior to any such distributions, the Limited Partners shall receive 100% of such net sale proceeds until the Limited Partners (i) have received cash distributions of net sale or refinancing proceeds in an amount equal to the Limited Partners' aggregate initial capital investment in the Partnership, and (ii) have received cumulative cash distributions from the Partnership's operations which, when combined with the net sale or refinancing proceeds previously distributed, equal a 10% annual return on the Limited Partners' average capital investment for each year (their initial capital investment as reduced by net sale or refinancing proceeds previously distributed) commencing with the first fiscal quarter of 1984. The Limited Partners have not yet received cash distributions of net sale or refinancing proceeds in an amount equal to their initial capital investment in the Partnership.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
          (a).    Financial Statements -  Not Applicable.
          (b).    Pro Forma Financial Information - Narrative
          As a result of the sale of Collin, after December 29, 1994 there will be no further rental income, mortgage and other interest, depreciation, property operating expenses, or amortization of deferred expenses recorded in the consolidated financial statements of the Partnership, attributable to the Partnership's investment in Collin, which for the Partnership's most recent fiscal year (the year ended December 31, 1993) were approximately $13,189,000, $3,009,000, $1,609,000, $5,910,000, and $66,000 respectively. Rental income, mortgage and other interest, depreciation, property operating expenses, and amortization of deferred expenses were approximately $3,265,000, $768,000, $414,000, $1,413,000, $14,000 respectively, for the three months ended September 30,1994 and $9,613,000, $2,308,000, $1,241,000, $4,315,000, and
$44,000 respectively for the nine months ended September 30, 1994. Also, as a result of the sale of Collin, there are no further assets and liabilities, attributable to the Partnership's investment in Collin, which at September 30, 1994 consisted of cash and other current assets of approximately $1,447,000 land and buildings and improvements (net of accumulated depreciation) of approximately $43,831,000; deferred expenses of approximately $167,000; current liabilities of $26,047,000; and other liabilities of approximately $13,000. The Partnership expects to recognize a gain in 1994 for financial reporting and federal income tax reporting purposes.

          (c).    Exhibits
                  1. Purchase Agreement between JMB Income Properties, LTD. - X and Collin Creek Mall Limited Partnership dated November 18, 1994.

                              SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                           JMB INCOME PROPERTIES, LTD. - X

                           BY:   JMB Realty Corporation
                                 (Managing General Partner)



                                 By:  C. SCOTT NELSON
                                      ________________________________
                                      C. Scott Nelson, Vice President
                                      Director of Partnership
                                      Financial Reporting













Dated:  January 13, 1995